CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 15, 2009, relating to the financial statements and financial highlights which appear in the October 31, 2009 Annual Reports to Shareholders of Invesco Developing Markets Fund (formerly known as AIM Developing Markets Fund), Invesco Global Health Care Fund (formerly known as AIM Global Health Care Fund) and Invesco Japan Fund (formerly known as AIM Japan Fund); three of the portfolios constituting AIM Investment Funds (Invesco Investment Funds), and our report dated August 16, 2010, relating to the financial statements and financial highlights which appear in the June 30, 2010 Annual Report to Shareholders of Invesco Van Kampen Emerging Markets Fund, also one of the portfolios constituting AIM Investment Funds (Invesco Investment Funds), which are also incorporated by reference into such Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” in the prospectuses and “Other Service Providers” in the statements of additional information which are incorporated by reference into such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
November 11, 2010